Exhibit 10.4

PINEAPPLE FINANCIAL INC.

-and -

ODYSSEY TRANSFER AND TRUST COMPANY

-and -

D. BORAL CAPITAL LLC

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of Subscription Receipts of Pineapple Financial Inc.

Dated as of September 4, 2025

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Interpretation	8
1.3	Applicable Law	8

ARTICLE 2 THE SUBSCRIPTION RECEIPTS		9

2.1	Creation and Issue of Subscription Receipts	9
2.2	Terms of Subscription Receipts	9
2.3	Form of Subscription Receipt	10
2.4	Register for Subscription Receipts	10
2.5	[Reserved]	10
2.6	Authentication by Subscription Receipt Agent	10
2.7	Subscription Receipts to Rank Pari Passu	11
2.8	[Reserved]	11
2.9	Purchaser not a Shareholder	11

ARTICLE 3 REGISTRATION, TRANSFER AND OWNERSHIP OF SUBSCRIPTION RECEIPTS		12

3.1	Registration of Subscription Receipts	12
3.2	[Reserved]	12
3.3	[Reserved]	12
3.4	Ownership of Subscription Receipts	12
3.5	Transfer of Subscription Receipts	12

ARTICLE 4 CONVERSION OF SUBSCRIPTION RECEIPTS		13

4.1	Exchange of Subscription Receipts by Subscription Receipt Agent	13
4.2	Effect of Exchange	14
4.3	Fractions	14
4.4	Recording	14
4.5	[Reserved]	14

ARTICLE 5 COVENANTS		14

5.1	General Covenants	14
5.2	Remuneration and Expenses of Subscription Receipt Agent	16
5.3	Notice of Issue	16
5.4	Securities Qualification Requirements	16
5.5	Performance of Covenants by Subscription Receipt Agent	16

ARTICLE 6 DEPOSIT OF PROCEEDS AND CANCELLATION OF SUBSCRIPTION RECEIPTS		17

6.1	Deposit of Escrowed Cash Proceeds in Escrow	17
6.2	Investment of Escrowed Cash Proceeds and Escrowed INJ Proceeds	18
6.3	Release of Escrowed Cash Proceeds and Escrowed INJ Proceeds	19
6.4	Escrowed Funds	20
6.5	[Reserved]	20
6.6	Representation Regarding Third Party Interests	21

ARTICLE 7 LIMITATION OF LIABILITY		21

ARTICLE 8 MEETING OF PURCHASERS		21

ARTICLE 9 SUPPLEMENTAL AGREEMENTS AND SUCCESSOR COMPANIES		21

9.1	Provision for Supplemental Agreements for Certain Purposes	21
9.2	Successor Entities	22

ARTICLE 10 CONCERNING SUBSCRIPTION RECEIPT AGENT		22

10.1	Applicable Legislation	22
10.2	Rights and Duties of Subscription Receipt Agent	23
10.3	Evidence, Experts and Advisers	24
10.4	Documents, Money, Etc. held by Subscription Receipt Agent	25
10.5	Action by Subscription Receipt Agent to Protect Interests	25
10.6	Subscription Receipt Agent not Required to Give Security	25
10.7	Protection of Subscription Receipt Agent	25
10.8	Replacement of Subscription Receipt Agent	27
10.9	Acceptance of Duties and Obligations	28

ARTICLE 11 GENERAL		28

11.1	Notice to the Corporation and Subscription Receipt Agent	28
11.2	Notice to Purchasers	29
11.3	Satisfaction and Discharge of Agreement	30
11.4	Sole Benefit of Parties and Purchasers	30
11.5	Tax Reporting	30
11.6	Force Majeure	30
11.7	Privacy Consent	31
11.8	Counterparts and Formal Date	31

SUBSCRIPTION RECEIPT AGREEMENT

THIS AGREEMENT (“Agreement”) dated as of September 4, 2025,

AMONG:

PINEAPPLE FINANCIAL INC., a corporation existing under the laws of Canada (the “Corporation”)

- and -

ODYSSEY TRANSFER AND TRUST COMPANY, a trust company incorporated in the State of Minnesota

(the “Subscription Receipt Agent”)

- and -

D. BORAL CAPITAL LLC, a limited liability company existing under the laws of Nevada (collectively, the “Placement Agent”)

WHEREAS the Corporation proposes to issue and sell Subscription Receipts at a price of $3.80 per Subscription Receipt, payable in cash or in INJ (defined herein), or at a price of $4.16 per Subscription Receipt in INJ as payment therefor from the Purchasers set forth in Exhibit A-2 to the Purchase Agreement, on a private placement basis, with each Subscription Receipt representing the right to acquire one Common Share in the manner herein set forth;

AND WHEREAS the Corporation has agreed that:

(a)	pending the satisfaction of the Escrow Release Conditions and pursuant to this Agreement, (i) the Escrowed Cash Proceeds are to be delivered to and held by the Subscription Receipt Agent as escrow agent hereunder, unless otherwise directed and deposited with an Approved Bank in the manner set forth herein, and (ii) the Escrowed INJ Proceeds are to be delivered to and held by Canary Capital Group as INJ Escrow Agent with respect to the Escrowed INJ Proceeds at the direction of the Subscription Receipt Agent;

(b)	if the Escrow Release Conditions are satisfied no later than the Escrow Deadline, Purchasers will be entitled to receive, without payment of additional consideration or the taking of any further action, one Common Share for each Subscription Receipt then held, and the Subscription Receipt Agent will (i) release to the Asset Managers the Escrowed Cash Proceeds (together with all Earned Interest less applicable tax withholding), net of the Permitted Releases to the persons and in the manner set forth herein and as directed in the Escrow Release Notice; and (ii) deliver to the INJ Escrow Agent the Escrow Release Certification in the form of Exhibit C to the Subscription Receipt Agreement, notifying the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived, and instructing the INJ Escrow Agent (A) to deem the title to the Escrowed INJ Proceeds (inclusive of all Staking Rewards) to be transferred to the Company and (B) to intrust Bitgo to transfer ownership of the Escrowed INJ Proceeds to the Company, in each case in accordance with the directions set out in the INJ Escrow Agreement; and

(c)	If the Escrow Release Conditions are not satisfied prior to the Escrow Deadline, then (i) Purchasers who purchased Subscription Receipts with cash will be entitled to the return of their respective Escrowed Cash Proceeds, plus their pro rata portion of the Earned Interest (to the extent that the Escrowed Cash Proceeds are not sufficient to refund the aggregate subscription price, the Corporation will contribute such amounts as are necessary to satisfy the shortfall amount), and (ii) the Purchasers who purchased Subscription Receipts with INJ will be entitled to the return of their respective Escrowed INJ Proceeds, plus their pro rata portion of the Staking Rewards.

AND WHEREAS the Subscription Receipt Agent has agreed to act registrar and transfer agent for the Subscription Receipts, and escrow agent with respect to the Escrowed Cash Proceeds, with Canary Capital Group LLC acting as INJ Escrow Agent with respect to the Escrowed INJ Proceeds, in accordance with the terms and conditions set out herein.

AND WHEREAS all things necessary have been done and performed to make the Subscription Receipts, when issued and delivered as herein provided, legal, valid and binding obligations of the Corporation with the benefits of and subject to the terms of this Agreement;

AND WHEREAS the foregoing recitals are made as representations by the Corporation and not by the Subscription Receipt Agent or the Placement Agent; and

AND WHEREAS the Subscription Receipt Agent has agreed to enter into this Agreement and to hold all rights, interests and benefits contained herein for and on behalf of the Purchasers of Subscription Receipts issued pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are hereby acknowledged by each of the Corporation, the Subscription Receipt Agent and the Placement Agent, the Corporation hereby appoints the Subscription Receipt Agent as agent for the Purchasers, to hold all rights, interests and benefits contained herein for and on behalf of the Purchasers of Subscription Receipts issued pursuant to this Agreement, and the Corporation, the Subscription Receipt Agent and the Placement Agent hereby covenant, agree and declare as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, including the recitals unless there is something in the subject matter or context inconsistent therewith:

(a)	“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened in connection with this Agreement before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign);

(b)	“Applicable Legislation” means such provisions of any statute of United States or of a State thereof, and of regulations under any such statute, relating to subscription receipt agreements or to the rights, duties and obligations of corporations and of subscription receipt agents under subscription receipt agreements, as are from time to time in force and applicable to this Agreement;

(c)	“Approved Bank” has the meaning ascribed thereto in Section 6.2(a);

(d)	“Asset Managers” means MNNC Advisors (Cayman) SEZC, a Cayman Islands Company with a registered address at c/o Cayman Enterprise City Ltd, Fairbanks Road, P.O. Box CEC-1, Grand Cayman, Cayman Islands KY1-9012 and Canary Capital Group LLC, a Delaware limited liability company with a registered address at c/o 850 New Burton Rd., Suite 201, Dover, DE 19904;

(e)	“Authenticated” means with respect to the issuance of an Subscription Receipt, one in respect of which the Subscription Receipt Agent has completed all Internal Procedures such that the particulars of such Subscription Receipt as required by Section 2.6(a) are entered in the register of Purchasers, and “Authenticate” and “Authentication” have the appropriate correlative meanings;

(f)	“Bitgo” means Bitgo Trust Company, Inc.

(g)	“Board” means the board of directors of the Corporation;

(h)	“Business Day” means any day other than a Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in New York City, New York, or Woodbury, Minnesota and shall be a day on which the Stock Exchange is open for trading;

(i)	“Canadian Securities Laws” means the applicable securities laws, regulations and rules, blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the Ontario Securities Commission;

(j)	“Closing Date” means the Trading Day on which all of the Transaction Documents (as defined in the Purchase Agreement) have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchaser’s obligations to pay the Subscription Amount have been satisfied;

(k)	“Commission” means the U.S. Securities and Exchange Commission;

(l)	“Common Shares” means the common shares in the capital of the Corporation as constituted on the date hereof;

(m)	“Corporation” means Pineapple Financial Inc.;

(n)	“Counsel” means such firm serving as legal counsel for the Corporation;

(o)	“DRS” means the Direct Registration System, which allows securities to be held in book- entry form on a company’s securities register; “Earned Interest” means the interest and other income actually earned and received on the deposit of the Escrowed Cash Proceeds with an Approved Bank between the Closing Date and the earlier of: (i) the Escrow Release Date; and (ii) the Termination Date;

(p)	“Effective Date” means the date that the Registration Statement registering for resale all Common Shares has been declared effective by the Commission and each Escrow Release Condition has been met or waived, as applicable;

(q)	“Escrow Deadline” means at or prior to 5:00 p.m. (New York time) on the date that is 60 days from the Closing Date, subject (i) to an automatic extension to an aggregate of 90 days from the Closing Date in the event that the Commission notifies the Corporation that it will review the Registration Statement, and (ii) such further extension(s) to be agreed to in writing by the holders of 50.1% or more of the Subscription Amounts, including Injective Foundation, acting reasonably, in accordance with the Purchase Agreement;

(r)	“Escrowed Funds” means the Escrowed Cash Proceeds (plus all Earned Interest) and the Escrowed INJ Proceeds (plus all Staking Rewards);

(s)	“Escrowed Cash Proceeds” means an amount equal to the aggregate Subscription Amount paid in United States Dollars for certain of the Subscription Receipts issued on the Closing Date, delivered to the Subscription Receipt Agent to be held in escrow on the terms and subject to the conditions of this Agreement;

(t)	“Escrowed INJ Proceeds” means the aggregate INJ delivered and paid in satisfaction of the Subscription Amount, calculated in accordance with the Purchas Agreement, for certain of the Subscription Receipts issued on the Closing Date, delivered to the INJ Escrow Agent and held in escrow on the terms of the INJ Escrow Agreement and subject to the conditions of this Agreement;

(u)	“Escrow Release Conditions” means collectively, the following conditions:

(i)	the receipt of the Shareholder Approval by the Corporation;

(ii)	the Registration Statement being declared effective by the Commission by the Escrow Deadline;

(iii)	the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Corporation;

(iv)	the Common Shares being approved for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing;

(v)	the Corporation shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the Placement Agency Agreement;

(vi)	from the date hereof until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (i) through (v) above have been satisfied or waived, as applicable, trading in the Common Shares shall not have been suspended by the Commission or the Corporation’s principal Trading Market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any Trading Market; and

(vii)	the Corporation and the Placement Agent, in compliance with the Side Letter, shall have delivered the Escrow Release Notice to the Subscription Receipt Agent confirming that items (i) through (vi), above, inclusive, have been satisfied or waived, provided that, under no circumstances shall the conditions in either of clauses (i) or (ii), above, be waived;

(v)	“Escrow Release Date” means either (i) the date, prior to the Escrow Deadline, on which the Escrow Release Notice is received by the Subscription Receipt Agent in accordance with the terms of this Agreement, provided that the Escrow Release Notice is received by the Subscription Receipt Agent by 11:00 a.m. (New York time), on such date; or (ii) the first Business Day, provided that it is prior to the Escrow Deadline, following the date on which the Escrow Release Notice is received by the Subscription Receipt Agent in accordance with the terms of this Agreement, if the Escrow Release Notice is received by the Subscription Receipt Agent after 11:00 a.m. (New York time), on such date;

(w)	“Escrow Release Time” means 1:00 p.m. (Eastern time) on the Escrow Release Date;

(x)	“Escrow Release Notice” means a written notice in substantially the form set out in Exhibit A attached hereto, executed by the Corporation and the Placement Agent in compliance with the Side Letter, confirming that the Escrow Release Conditions have been satisfied;

(y)	“Exchange Act” means the United States Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(z)	“Exempt Issuance” has the meaning set forth in the Purchase Agreement;

(aa)	“INJ” means the native cryptocurrency of the Injective blockchain;

(bb)	“INJ Escrow Agent” has the meaning set forth in the recitals;

(cc)	“INJ Escrow Agreement” means the escrow agreement of even date of this Agreement attached hereto as Exhibit B by and among the Corporation, the Subscription Receipt Agent and the INJ Escrow Agent;

(dd)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including, without limitation, original issuance or registration of transfer of ownership) the Subscription Receipt Agent’s internal procedures customary at such time for the entry, change or deletion made to be completed under the operating procedures followed at the time by the Subscription Receipt Agent;

(ee)	“Permitted Releases” means, collectively:

(i)	$600,000 shall be allocated to repay existing debts of the Corporation; and

(ii)	$1,500,000 to the Corporation for legacy business expenses, working capital to fund the Corporation’s business operations, and for general corporate purposes and other customary or reasonable expenses;

(ff)	“Permitted Withdrawals” means, collectively:

(i)	$750,000 of the Escrowed Cash Proceeds shall be delivered to the Placement Agent in respect of the Placement Agent’s Fee, in accordance with the Placement Agency Agreement;

(ii)	the Placement Agent Expenses (defined herein) in the amount of $250,000 of the Escrowed Cash Proceeds shall be delivered to Lucosky Brookman LLP; for Placement Agent’s Expenses (defined herein), in accordance with the Placement Agency Agreement;

(iii)	$272,222, $42,000 and $262,500 shall be allocated to the payment of the legal fees of the Corporation and delivered to MLT Aikins LLP, Blake, Cassels & Graydon, LLP and Sichenzia Ross Ference Carmel LLP, respectively, in payment of legal fees of the Corporation;

(iv)	$600,000 shall be allocated to the legal fees of Injective Foundation and delivered to DLA Piper LLP;

(gg)	“Person” includes an individual, corporation, partnership, trustee, unincorporated organization or any other entity whatsoever, and words importing Persons have a similar extended meaning;

(hh)	“Placement” means the sale of 24,642,700 Subscription Receipts by the Corporation pursuant to the Purchase Agreement;

(ii)	“Placement Agency Agreement” means the placement agency agreement dated September 4, 2025 between the Corporation and the Placement Agent;

(jj)	“Placement Agent” means D. Boral Capital LLC;

(kk)	“Placement Agent’s Expenses” means up to $250,000 for the fees and expenses of the Placement agent, including the fees and expenses of Lucosky Brookman LLP, counsel to the Placement Agent;

(ll)	“Placement Agent’s Fee” means $750,000 in cash

(mm)	“Placement Securities” means of subscription receipts of the Corporation that are each exchangeable for one Common Share;

(nn)	“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened;

(oo)	“Purchase Agreement” means that certain Securities Purchase Agreement, dated September 2, 2025, by and among Pineapple Financial Inc. and each Purchaser identified on the signature pages thereto;

(pp)	“Purchase Price” means $3.80 per Subscription Receipt or $4.16 per Subscription Receipt in INJ with respect to the Purchasers set forth in Exhibit A-2 to the Purchase Agreement

(qq)	“Purchaser” means a purchaser of Subscription Receipts;

(rr)	“Registration Rights Agreement” means the registration rights agreement among the Corporation and the Purchasers pursuant to which the Corporation agrees to provide certain registration rights in respect of the Common Shares under the Securities Act and applicable state securities laws;

(ss)	“Registration Statement” means a resale registration statement addressing the requirements of the Registration Rights Agreement and covering the resale by the Purchasers of the Common Shares;

(tt)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(uu)	“Shareholder Approval” means the approval by the holders of the Common Shares of the following matters (i) the issuance of the Common Shares to be delivered to the Purchasers and (ii) the amendment to the constating documents of the Corporation to remove the Transfer Restriction;

(vv)	“Side Letter” means a letter agreement by and among Injective Foundation, the Placement Agent and the Corporation regarding satisfaction of Escrow Release Conditions;

(ww)	“Staking Rewards” means all benefits and valuable consideration accruing to a holder of INJ in respect of the proof of stake validation process of the Injective blockchain, including its underlying code and smart contracts, in any form such rewards may take, including, without limitation, in the form of additional units of INJ;

(xx)	“Stock Exchange” means NYSE American;

(yy)	“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid, in INJ or United States Dollars, as the case may be, for Subscription Receipts purchased hereunder as specified below such Purchaser’s name on Exhibit A-1 or Exhibit A-2 of the Purchase Agreement, and under to the heading “Aggregate Subscription Amount (Cash)” or “Aggregated Subscription Amount (INJ Tokens),” in each case in immediately available funds or tokens;

(zz)	“Subscription Receipts” means the subscription receipts created and issued pursuant to Section 2.1(a) hereof and authorized for issue hereunder and that have not at the particular time expired, been purchased by the Corporation, converted or otherwise becomes null, void and of no further force or effect, which may be either evidenced by a DRS Advice or held through the book entry system;;

(aaa)	“Subscription Receipt Agent” means Odyssey Transfer and Trust Company, including its successors and assigns;

(bbb)	“Termination Date” means the earlier of: (i) the Escrow Deadline, if the Escrow Release Conditions are not satisfied or waived, as applicable, by 5:00 p.m. (New York Time) on the Escrow Deadline; or (ii) the date on which the Corporation has received notice of termination of the Purchase Agreement by the requisite Purchasers in accordance with Section 5.1 of the Purchase Agreement;

(ccc)	“Termination Notice” means the written notice that the Corporation shall deliver to the Subscription Receipt Agent upon the occurrence of the Termination Date, which such notice shall indicate that the Termination Date has occurred and directing the Subscription Receipt Agent to return (i) the Escrowed Cash Proceeds to the Purchasers who paid the Subscription Amount in cash (together with all Earned Interest less any withholding tax required to be withheld in respect thereof) and (ii) the Escrowed INJ Proceeds to the Purchasers who paid the Subscription Amount in INJ;

(ddd)	“Trading Day” means a day on which the Stock Exchange (or such other exchange on which the Common Shares are listed and which forms the primary trading market for such shares) is open for trading, and if the Common Shares are not listed on a stock exchange, a day on which an over-the-counter market where such shares are traded is open for business;

(eee)	“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing);

(fff)	“this Subscription Receipt Agreement”, “this Agreement”, “hereto”, “hereunder”, “hereof”, “herein”, “hereby” and similar expressions mean or refer to this Subscription Receipt Agreement and any agreement, indenture, deed or instrument supplemental or ancillary hereto, and the expressions “article”, “section”, “subsection”, “paragraph”, “subparagraph”, “clause” and “subclause” followed by a number mean the specified article, section, subsection, paragraph, subparagraph, clause or subclause of this Agreement;

(ggg)	“Transfer Restriction” means the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Corporation;

(hhh)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

1.2 Interpretation

(a)	Words Importing the Singular: Words importing the singular include the plural and vice versa and words importing a particular gender or neuter include both genders and neuter.

(b)	Interpretation Not Affected by Headings, Etc.: The division of this Agreement into articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(c)	Day Not a Business Day: Unless otherwise indicated, if the day on or before which any action which would otherwise be required to be taken hereunder is not a Business Day that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

(d)	Time of the Essence: Time will be of the essence in all respects in this Agreement.

(e)	Currency: Except as otherwise stated, all dollar amounts herein are expressed in U.S. dollars.

(f)	Severability: In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.3 Applicable Law

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then, in addition to the obligations of the Corporation under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

ARTICLE 2

THE SUBSCRIPTION RECEIPTS

2.1 Creation and Issue of Subscription Receipts

(a)	An aggregate of up to 24,642,700 Subscription Receipts entitling the Purchasers thereof to be issued an aggregate of up to 24,642,700 Common Shares, on the terms and subject to the conditions herein provided, are hereby created and authorized for issue at the applicable Purchase Price for each Subscription Receipt paid in cash or in INJ.

(b)	One Subscription Receipt shall be issued, without any further act or formality, on the Closing Date, for each $3.80 received by the Corporation in cash or in INJ as payment therefor, or for each $4.16 received by the Corporation in INJ as payment therefor from the Purchasers set forth in Exhibit A-2 to the Purchase Agreement, and each such Subscription Receipt shall be a fully paid and non-assessable security of the Corporation.

(c)	Upon the issue of the Subscription Receipts in accordance with Section 2.1(b), Subscription Receipts shall be in registered form by way of DRS entries or evidenced by a position appearing on the register for Subscription Receipts of the Subscription Receipt Agent for an amount representing the aggregate number of such Subscription Receipts outstanding from time to time.

(d)	Each Subscription Receipt issued hereunder will entitle the Purchaser thereof, upon the conversion thereof in accordance with the provisions of Article 4 hereof, and without payment of any additional consideration, to be issued for one Common Share.

2.2 Terms of Subscription Receipts

(a)	[Reserved].

(b)	Cancellation of Subscription Receipts: In the event that either (i) a Termination Notice is delivered prior to the Escrow Deadline, or (ii) the Escrow Release Notice is not delivered to the Subscription Receipt Agent prior to the Escrow Deadline, all of the Subscription Receipts shall, without any action on the part of the Purchasers, be cancelled by the Subscription Receipt Agent as of the Termination Date and the Purchasers shall thereafter have no rights thereunder except to receive, and the Subscription Receipt Agent shall pay:

(i)	to such Purchasers who paid the Subscription Amount in cash from the Escrowed Cash Proceeds, an amount equal to the aggregate Subscription Amount for their Subscription Receipts, plus their pro rata portion of the Earned Interest (less any withholding tax required to be withheld in respect thereof). Such amount (less any withholding tax required to be withheld in respect thereof) shall be returned to each Purchaser by the Subscription Receipt Agent in accordance with Section 6.3(b) hereof. The Corporation shall be liable for any shortfall between (A) the amounts owing to Purchasers under this Section 2.2(b) and (B) the amount of the Escrowed Cash Proceeds plus all Earned Interest, and the Corporation shall fund any shortfall in accordance with Section 6.3(b) hereof. The Subscription Receipt Agent shall have no responsibility for any shortfall owing to the Purchasers; and

(ii)	to such Purchasers who paid the Subscription Amount in INJ, such number of INJ from the Escrowed INJ Proceeds equal to their pro rata portion of (A) the Escrowed INJ Proceeds and (B) the Staking Rewards. Such Escrowed INJ Proceeds and Staking Rewards shall be returned to each applicable Purchaser by the INJ Escrow Agent in accordance with Section 6.3(b) hereof.

2.3 Form of Subscription Receipt

(a)	Form: The Subscription Receipts shall be issued in uncertificated form being evidenced by a book entry position on the register of Purchasers to be maintained by the Subscription Receipt Agent in accordance with Section 3.1(a).

(b)	Legend: The Subscription Receipts shall be deemed to bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

Any Subscription Receipts shall be deemed to bear the following legend, any book entry notations evidencing the Subscription Receipts while outstanding will bear the following legend and any instrument whatsoever representing or evidencing the Subscription Receipts will bear or be deemed to bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) SEPTEMBER 4, 2025, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

2.4 Register for Subscription Receipts.

The Corporation hereby appoints the Subscription Receipt Agent as registrar and transfer agent of the Subscription Receipts, and the Corporation shall cause to be kept by the Subscription Receipt Agent at its designated officer, a securities register in which shall be entered the names and addresses of Purchasers and the number of Subscription Receipts held by each holder and any other particulars prescribed by law of the Subscription Receipts held by them. The Corporation shall also cause to be kept by the Subscription Receipt Agent at its designated office the register of transfers, and may also cause to be kept by the Subscription Receipt Agent, branch registers of transfers in which shall be recorded the particulars of the transfers of Subscription Receipts registered in that branch register of transfers.

2.5 [Reserved]

2.6 Authentication by Subscription Receipt Agent

The Subscription Receipt Agent shall Authenticate Subscription Receipts (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Subscription Receipt under this Agreement. Such Authentication shall be conclusive evidence that such Subscription Receipt has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Agreement. The register shall be final and conclusive evidence as to all matters relating to Subscription Receipts with respect to which this Agreement requires the Subscription Receipt Agent to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error, and any Subscription Receipts recorded therein shall be binding on the Corporation.

No Subscription Receipt shall (a) be considered issued, valid, or obligatory; nor (b) entitle the holder thereof to the benefits of this Agreement, until it has been Authenticated by the Subscription Receipt Agent. Authentication by the Subscription Receipt Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or of such Subscription Receipts (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Agreement and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipts or any of them or of the consideration thereof. Authentication by the Subscription Receipt Agent shall be conclusive evidence as against the Corporation that the Subscription Receipts so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Agreement.

No Subscription Receipt shall (a) be considered issued or obligatory; nor (b) entitle the holder thereof to the benefits of this Agreement, until it has been Authenticated by entry on the register of the particulars of the Subscription Receipt. Such entry on the register of the particulars of an Subscription Receipt shall be conclusive evidence that such Subscription Receipt is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Agreement.

(a)	Certification No Representation: The Authentication by the Subscription Receipt Agent of any Subscription Receipts whether by way of entry on the register or otherwise shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of the Agreement or such Subscription Receipts (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Agreement and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipts or any of them or the proceeds thereof.

2.7 Subscription Receipts to Rank Pari Passu

All Subscription Receipts will rank pari passu, whatever may be the actual dates of issue.

2.8 [Reserved]

2.9 Purchaser not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt evidenced by a DRS entry, or otherwise, shall be construed as conferring on any Purchaser any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution.

ARTICLE 3

REGISTRATION, TRANSFER AND OWNERSHIP OF SUBSCRIPTION RECEIPTS

3.1 Registration of Subscription Receipts

(a)	Register: The Corporation will cause to be kept by the Subscription Receipt Agent at its principal office in Woodbury, Minnesota a register of Purchasers in which shall be entered in alphabetical order the names and addresses of the Purchasers and particulars of the Subscription Receipts held by them.

(b)	No Notice of Trusts: Subject to Applicable Legislation, neither the Corporation nor the Subscription Receipt Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Subscription Receipt.

(c)	Inspection: The register referred to in Section 3.1(a) hereof, and any branch registers maintained pursuant to Section 3.1(d) hereof, will at all reasonable times during the regular business hours of the Subscription Receipt Agent be open for inspection by the Corporation and any Purchaser. The Subscription Receipt Agent will from time to time when requested to do so in writing by the Corporation or any Purchaser (upon payment of the reasonable charges of the Subscription Receipt Agent) furnish the Corporation or such Purchaser with a list of the names and addresses of Purchasers entered on such registers and showing the number of Subscription Receipts held by each such holder.

3.2 [Reserved]

3.3 [Reserved]

3.4 Ownership of Subscription Receipts

(a)	Owner: The Corporation and the Subscription Receipt Agent shall deem and treat the Person in whose name any Subscription Receipt is registered as the absolute owner of such Subscription Receipt for all purposes, and such Person will for all purposes of this Agreement be and be deemed to be the absolute owner thereof, and the Corporation and the Subscription Receipt Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(b)	Rights of Registered Holder: The registered holder of any Subscription Receipt will be entitled to the rights represented thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly, and the issue and delivery to any such registered holder of Common Shares issuable pursuant thereto (or the payment of amounts payable in respect thereof pursuant to Section 2.2(b) hereof) will be a good discharge to the Corporation and the Subscription Receipt Agent therefor and neither the Corporation nor the Subscription Receipt Agent will be bound to inquire into the title of any such registered holder.

3.5 Transfer of Subscription Receipts

(a)	The Subscription Receipts have not been registered under the Securities Act nor qualified for distribution to the public under Canadian Securities Laws, by reason of their issuance by the Corporation in a transaction exempt from (i) the registration requirements of the Securities Act and (ii) the prospectus requirements of Canadian Securities Laws. The Subscription Receipts must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and in each case in accordance with any applicable securities laws of any state of the United States and Canadian Securities Laws.

(b)	However, notwithstanding the foregoing, Subscription Receipts may only be transferred upon: (i) compliance with such reasonable requirements as the Subscription Receipt Agent may prescribe, (ii) compliance with all applicable securities legislation and requirements of regulatory authorities, including the Securities Act, Canadian Securities Laws and the rules and regulations of the Stock Exchange, and (iii) delivery to the Subscription Receipt of a legal opinion prepared by counsel to a prospective transferor, at such transferor’s sole expense, as to the compliance of such transfer with all requirements set forth in clause (iii) above. All such transfers shall be duly noted in such register by the Subscription Receipt Agent.

(c)	Any Subscription Receipts transferred or issued pursuant to this Section 3.5 shall bear the legends presented in Section 2.3(b) of this Agreement.

ARTICLE 4

CONVERSION OF SUBSCRIPTION RECEIPTS

4.1 Exchange of Subscription Receipts by Subscription Receipt Agent

(a)	Exchange by Subscription Receipt Agent: Following receipt of the Escrow Release Notice by the Subscription Receipt Agent, all Subscription Receipts will be automatically exchanged for Common Shares by the Subscription Receipt Agent at the Escrow Release Time for and on behalf of the holder thereof and the holder thereof shall, without payment of any additional consideration and without any action on the part of the holder thereof, be deemed to have subscribed for the corresponding number of the Common Shares issuable upon the conversion of such Subscription Receipts.

(b)	[Reserved].

(c)	Rights on Exchange: The holder of any Subscription Receipt exchanged pursuant to Section 4.1(a) hereof shall have no rights hereunder except to be issued the Common Shares, as the case may be, upon the exchange of the Subscription Receipts. No certificates (or other electronic evidence of issue) will be issued or delivered in respect of the Common Shares issuable upon conversion of the applicable Subscription Receipts.

(d)	Delivery of Escrow Release Notice: As soon as practicable following the satisfaction of all of the Escrow Release Conditions (other than the Escrow Release Condition to deliver the Escrow Release Notice), the Corporation will deliver to the Placement Agent the Escrow Release Notice duly executed by the Corporation, together with a certificate executed by the President and Chief Executive Officer of the Corporation (or such other officer as may be acceptable to the Placement Agent, acting reasonably) certifying to the Placement Agent that the Escrow Release Conditions have been satisfied. Upon receipt of the Escrow Release Notice and such certificate from the Corporation, the Placement Agent will review the Escrow Release Notice and, unless the Placement Agent in good faith contests any of the statements contained therein, the Placement Agent will as soon as practicable, subject to the Side Letter:

(i)	execute the Escrow Release Notice in acknowledgement thereof;

(ii)	deliver the Escrow Release Notice, jointly executed by the Corporation and the Placement Agent, to the Subscription Receipt Agent.

(e)	Direction of Subscription Receipt Agent: The parties hereby irrevocably authorize and direct the Subscription Receipt Agent to exchange the Subscription Receipts pursuant to Section 4.1(a) hereof upon receipt of the Escrow Release Notice.

(f)	Release of Escrowed Funds: Upon receipt of the Escrow Release Notice, the Subscription Receipt Agent will (i) release the Escrowed Cash Proceeds and (ii) instruct the INJ Escrow Agent to release the Escrowed INJ Proceeds in accordance with Section 6.3(a) hereof.

4.2 Effect of Exchange

Upon the Exchange of the Subscription Receipts in accordance with Section 4.1(a), the Common Shares thereby issuable will be deemed to have been validly issued, and the Person or Persons to whom such securities are to be issued will be deemed to have become the holder or holders of record thereof, at the Escrow Release Time unless the transfer registers for the Common Shares are closed on that date, in which case such Common Shares will be deemed to have been issued and such Person or Persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which such Person or Persons were entitled at the Escrow Release Time.

4.3 Fractions

Subject to the immediately following sentence, the Corporation shall not be required, upon the exchange of the Subscription Receipts, to issue fractions of Common Shares to any Person. To the extent that the Purchaser would otherwise have been entitled to receive a fraction or fractions of a Common Share on the conversion of its Subscription Receipts, that Purchaser may exercise such right in respect of the fraction or fractions only in combination with its entitlement to a fraction or fractions of a Common Share in respect of another Subscription Receipt or Subscription Receipts that in the aggregate entitle the Purchaser to receive a whole number of Common Shares and the Corporation shall issue such whole Common Shares to the Purchaser in respect of those fractions that in the aggregate form whole Common Shares. All fractions of a Common Share will be rounded down and the Corporation shall not pay any amounts to the holder in satisfaction of the right to otherwise have received a fraction of a Common Share.

4.4 Recording

The Subscription Receipt Agent will record the particulars of each Subscription Receipt exchanged, which particulars will include the name and address of each Person to whom the Common Shares are thereby issued and the number of the Common Shares or so issued at the Escrow Release Time. Within five Business Days after the date of exchange, the Subscription Receipt Agent will provide such particulars in writing to the Corporation if requested in writing.

4.5 [Reserved]

ARTICLE 5

COVENANTS

5.1 General Covenants

The Corporation covenants with the Subscription Receipt Agent, the Placement Agent and the Purchasers, that so long as any Subscription Receipts remain outstanding:

(a)	Maintenance: The Corporation will use its commercially reasonable efforts to at all times maintain its corporate existence, carry on and conduct its business, and that of its material subsidiaries, in a proper, efficient and business-like manner and keep or cause to be kept proper books of account in accordance with generally accepted accounting principles.

(b)	Listing: The Corporation will use its commercially reasonable efforts to at all times maintain the listing of the Common Shares on the Stock Exchange.

(c)	Reservation of Common Shares: The Corporation is duly authorized to create and issue the Subscription Receipts and, when issued and Authenticated in accordance with the terms set forth herein (including, without limitation, deposit of the Escrowed Cash Proceeds and the Escrowed INJ Proceeds in respect thereof), such Subscription Receipts shall be valid and enforceable against the Corporation in accordance with the terms herein, and it will reserve and conditionally allot for the purpose and keep available sufficient unissued Common Shares to enable it to satisfy its obligations on the conversion of the Subscription Receipts.

(d)	Issue of Common Shares: The Corporation will cause the Common Shares to be issued pursuant to the exchange of the Subscription Receipts and such Common Shares will be issued and delivered in accordance with the provisions of this Agreement and the terms hereof and all Common Shares that are issued on the conversion of the Subscription Receipts will be fully paid and non-assessable securities.

(e)	[Reserved]

(f)	Commission Matters: The Corporation confirms that it has either (i) a class of securities registered pursuant to Section 12 of the Exchange Act; or (ii) a reporting obligation pursuant to Section 15(d) of the Act, and has provided the Subscription Receipt Agent with an Officers’ Certificate (in a form provided by the Subscription Receipt Agent certifying such reporting obligation and other information as requested by the Subscription Receipt Agent. The Corporation covenants that in the event that any such registration or reporting obligation shall be terminated by the Corporation in accordance with the Exchange Act, the Corporation shall promptly notify the Subscription Receipt Agent of such termination and such other information as the Subscription Receipt Agent may require at the time. The Corporation acknowledges that the Subscription Receipt Agent is relying upon the foregoing representation and covenants in order to meet certain Commission obligations with respect to those clients who are filing with the Commission.

(g)	Open Registers: The Corporation will cause the Subscription Receipt Agent to keep open the registers of Purchasers referred to in Section 3.1 hereof as required by such section and will not take any action or omit to take any action which would have the effect of preventing the Purchasers from receiving any of the Common Shares issued upon conversion of the Subscription Receipts.

(h)	Filings: The Corporation will make all requisite filings, including filings with appropriate securities commissions and stock exchanges, in connection with the exchange of the Subscription Receipts and the issue of the Common Shares, including, as contemplated in the Escrow Release Conditions.

(i)	Notice of Termination: In the event that (i) the Corporation delivers the Termination Notice, or (ii) if the Escrow Release Notice has not been provided in accordance with the provisions hereof on or prior to the Escrow Deadline, the Corporation shall send or cause to be sent to each Purchaser written notice advising of that fact and each Purchaser who paid the Purchase for its Subscription Receipts in cash shall receive that an amount equal to the aggregate Subscription Amount for their Subscription Receipts, plus their pro rata portion of the Earned Interest (less any withholding tax required to be withheld in respect thereof), each Purchaser who paid the Purchase for its Subscription Receipts in INJ shall receive such number of INJ from the Escrowed INJ Proceeds equal to their pro rata portion of the Escrowed INJ Proceeds and such notice shall be sent within three Business Days after the Termination Date.

(j)	Record Dates: The Corporation shall provide at least fourteen Business Days written notice to each Purchaser of any record date to be set or declared by the Corporation with respect to any meeting or written resolution of holders of Common Shares, other than with respect to the meeting of holders of Common Shares at which the Shareholder Approvals are to be obtained.

(k)	General Performance: Generally, the Corporation will perform and carry out all acts and things to be done by it as provided in this Agreement or in order to consummate the transactions contemplated hereby.

(l)	Default: The Corporation will promptly advise the Subscription Receipt Agent and the Purchasers in writing of any material default under the terms of this Agreement.

(m)	Notices: Any notices or deliveries required to be provided to the Purchasers hereunder shall be sent by prepaid mail or delivery to each Purchaser at the address of such Purchaser appearing on the register of Subscription Receipts maintained hereunder.

(n)	Corporate Actions: The Corporation shall not, from the date of the Purchase Agreement until sixty (60) days after the Escrow Deadline, (A) issue Common Shares or Common Share Equivalents (as defined in the Purchase Agreement, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or (C) file with the Commission a registration statement under the Securities Act relating to any Common Shares or Common Share Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.1(n) shall not apply to (i) the issuance of the Subscription Receipts and the Common Shares, under the Purchase Agreement, (ii) the issuance of Common Shares or Common Share Equivalents upon the conversion, exercise or vesting of any securities of the Corporation outstanding on the date of the Purchase Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Shares or Common Share Equivalents pursuant to any Corporation stock-based compensation plans or in accordance with the NYSE Rules 303A, (iv) an Exempt Issuance, or (v) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

5.2 Remuneration and Expenses of Subscription Receipt Agent

The Corporation covenants that it will pay to the Subscription Receipt Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of this Agreement (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except for any expense, disbursement or advance that arises out of or results from the Subscription Receipt Agent’s gross negligence, wilful misconduct or bad faith. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the removal or resignation of the Subscription Receipt Agent and/or the termination of this Agreement. In no event shall any amount payable to the Subscription Receipt Agent hereunder be paid out of the Escrowed Cash Proceeds unless the Escrowed Cash Proceeds are, at the time of payment, payable to the Corporation.

5.3 Notice of Issue

The Corporation will give written notice of and make all requisite filings respecting the issue of securities pursuant to the conversion of the Subscription Receipts, in such detail as may be required, to each securities commission, stock exchange, or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulations requiring the giving of any such notice in order that such issue of securities and the subsequent disposition of the securities so issued will not be subject to the prospectus requirements, if any, of such legislation or regulations.

5.4 Securities Qualification Requirements

If, in the opinion of Counsel, any instrument is required to be filed with, or any permission is required to be obtained from any governmental authority or any other step is required under Applicable Legislation or Canadian Securities Laws before any securities which a Purchaser is entitled to acquire pursuant to the exchange of any Subscription Receipt may properly and legally be issued upon due exchange thereof, the Corporation covenants that it will promptly take such required action, including, without limitation, the filings referenced in Section 5.1(h) and all exhibits, schedules or amendments thereto.

5.5 Performance of Covenants by Subscription Receipt Agent

If the Corporation fails to perform any of the obligations thereof under this Agreement, the Subscription Receipt Agent may notify the Purchasers of such failure or may itself perform any of such obligations capable of being performed by the Subscription Receipt Agent, and the Subscription Receipt Agent will notify the Purchasers that it is so doing. All amounts expended or advanced by the Subscription Receipt Agent in so doing will be repayable as provided in Section 5.2 hereof. No such performance, expenditure or advance by the Subscription Receipt Agent will relieve the Corporation of any default or of its continuing obligations hereunder.

ARTICLE 6

DEPOSIT OF PROCEEDS AND CANCELLATION OF SUBSCRIPTION RECEIPTS

6.1 Deposit of Escrowed Cash Proceeds in Escrow

(a)	The Corporation shall direct that, immediately prior to the issuance of the Subscription Receipts, the Escrowed Cash Proceeds shall be deposited with the Subscription Receipt Agent by way of electronic wire transfer by the Purchasers in the amount of$21,949,956.20. The Subscription Receipt Agent shall immediately place such funds in a segregated account in accordance with the provisions of this Article 6.

(b)	The Corporation shall direct that, immediately prior to the issuance of the Subscription Receipts, the Escrowed INJ Proceeds, representing an aggregate Subscription Amount of 5,593,525.06 INJ, shall be deposited with the INJ Escrow Agent as escrow agent for the benefit of the Subscription Receipt Agent in accordance with the INJ Escrow Agreement.

(c)	The Corporation acknowledges and agrees that it is a condition of the payment by the Purchasers of $3.80 per Subscription Receipt therefor (payable in cash or in INJ), except for the subscription of the Purchasers set forth in Exhibit A-2 to the Purchase Agreement in the amount of $4.16 per Subscription Receipt therefor, that the Escrowed Cash Proceeds and the Escrowed INJ Proceeds are held by the Subscription Receipt Agent, and the INJ Escrow Agent, respectively in accordance with the provisions of this Article 6 and the INJ Escrow Agreement.

(d)	The Corporation and the Placement Agent each further acknowledges and confirms that it has no interest in the Escrowed Cash Proceeds (or in the Earned Interest accrued thereon) or the Escrowed INJ Proceeds unless and until the Escrow Release Notice is delivered to the Subscription Receipt Agent. The Subscription Receipt Agent shall retain the Escrowed Cash Proceeds (and the Earned Interest accrued thereon),and shall instruct the INJ Escrow Agent to retain the Escrowed INJ Proceeds for the benefit of the Purchasers. Upon delivery of the Escrow Release Notice to the Subscription Receipt Agent, the Subscription Receipt Agent shall hold the Permitted Releases for the benefit of the parties to whom Permitted Releases are payable in accordance with the provisions of this Article 6.

6.2 Investment of Escrowed Cash Proceeds and Escrowed INJ Proceeds

(a)	Until released in accordance with this Agreement, the Escrowed Cash Proceeds shall be kept segregated in the records of the Subscription Receipt Agent and shall be deposited in one or more interest-bearing bank accounts to be maintained by the Subscription Receipt Agent in the name of the Subscription Receipt Agent at Truist Bank or such other bank agreed upon between the Subscription Receipt Agent and the Corporation (each such bank, an “Approved Bank”). If deposited into an Approved Bank, the Escrowed Cash Proceeds shall bear interest.

(b)	All amounts held by the Subscription Receipt Agent pursuant to this Agreement shall be held by the Subscription Receipt Agent for the benefit of the Purchasers, and the delivery of the Escrowed Cash Proceeds to the Subscription Receipt Agent shall not give rise to a debtor-creditor or other similar relationship between the Subscription Receipt Agent and the Purchasers. The amounts held by the Subscription Receipt Agent pursuant to this Agreement are the sole risk of the Purchasers and, without limiting the generality of the foregoing, the Subscription Receipt Agent shall have no responsibility or liability for any diminution of the Escrowed Cash Proceeds which may result from any deposit made with an Approved Bank pursuant to this Section 6.2, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The Corporation acknowledges and agrees that the Subscription Receipt Agent acts prudently in depositing the Escrowed Cash Proceeds at any Approved Bank, and that the Subscription Receipt Agent is not required to make any further inquiries in respect of any such bank.

At any time and from time to time, the Corporation shall be entitled to direct the Subscription Receipt Agent by written notice (a) not to deposit any new amounts in any Approved Bank specified in the notice and/or (b) to withdraw all or any of the Escrowed Cash Proceeds that may then be deposited with any Approved Bank specified in the notice and re-deposit such amount with one or more of such other Approved Banks as specified in the notice. With respect to any withdrawal notice, the Subscription Receipt Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Corporation acknowledges and agrees that such specified amount remains at the sole risk of the Purchasers prior to and after such withdrawal.

(c)	[intentionally deleted]

(d)	Until released in accordance with this Agreement and the INJ Escrow Agreement, the Escrowed INJ Proceeds shall be deposited in accordance with the INJ Escrow Agreement in a whitelisted wallet maintained by Bitgo Trust Company, Inc. as custodian, or any successor thereof, managed by the INJ Escrow Agent.

6.3 Release of Escrowed Cash Proceeds and Escrowed INJ Proceeds

The Subscription Receipt Agent shall release the Escrowed Cash Proceeds and shall direct the INJ Escrow Agent, as applicable, as follows:

(a)	With respect to the Permitted Withdrawals:

(i)	release, within three Business Days of the Closing Date, $750,000 to the Placement Agent for the Placement Agent’s Fee;

(ii)	release, within three Business Days of the Closing Date, $250,000 to Lucosky Brookman LLP for Placement Agent’s Expenses;

(iii)	release, within three Business Days of the Closing Date, $272,722 to MLT Aikins LLP in payment of legal fees of the Corporation;

(iv)	release, within three Business Days of the Closing Date, $262,500 to Sichenzia Ross Ference Carmel LLP in payment of legal fees of the Corporation;

(v)	release, within three Business Days of the Closing Date, $600,000 to DLA Piper LLP in payment of legal fees of Injective Foundation;

(vi)	release, within three Business Days of the Closing Date, $42,000 to Blake, Cassels & Graydon, LLP in payment of amounts owed by the Corporation;

(b)	In the event that the Escrow Release Notice is delivered to the Subscription Receipt Agent prior to the Escrow Deadline, the Subscription Release Agent shall:

(i)	release, within three Business Days, $600,000 to the Corporation in payment of amounts owed by the Corporation;

(ii)	release, within three Business Days, $1,500,000 to the Corporation for legacy business expenses, working capital to fund the Corporation’s business operations, and for general corporate purposes and other customary or reasonable expenses;

(iii)	release the balance of the Escrowed Cash Proceeds (inclusive of all Earned Interest) directly to the Asset Managers, less an amount payable to the Subscription Receipt Agent equal to its reasonable fees for services rendered and disbursements incurred; and

(iv)	deliver to the INJ Escrow Agent the Escrow Release Certification in the form of Exhibit C to the Subscription Receipt Agreement, notifying the INJ Escrow Agent that all Escrow Release Conditions have been satisfied or waived, and instructing the INJ Escrow Agent (i) to deem the title to the Escrowed INJ Proceeds (inclusive of all Staking Rewards) to be transferred to the Company and (ii) to intrust Bitgo to transfer ownership of the Escrowed INJ Proceeds to the Company, in each case in accordance with the directions set out in the INJ Escrow Agreement.

(c)	In the event that a Termination Notice is delivered to the Subscription Receipt Agent or in the event that the Escrow Release Notice has not been received by the Subscription Receipt Agent prior to the Escrow Deadline:

(i)	subject to receipt of the funds from the Corporation for any shortfall as mentioned herein below, so that the Subscription Receipt Agent will have an amount equal to the aggregate Subscription Amount and Earned Interest for the Subscription Receipts held by each Purchaser who paid the Subscription Amount for its Subscription Receipts in cash, the Subscription Receipt Agent shall pay to each such Purchaser an amount equal to the aggregate Subscription Amount for their Subscription Receipts, plus their pro rata portion of the Earned Interest (less any withholding tax required to be withheld in respect thereof) and the Subscription Receipt Agent shall, within three Business Days of the Termination Date, mail or deliver, or cause to be mailed or delivered, to the Purchasers a cheque in the amount payable at the address on the register of Purchasers or by wire if payable to the Depository. The Corporation shall fund any shortfall between the amount of such Purchasers pro rata share of the Escrowed Cash Proceeds and the aggregate Subscription Amount of the Subscription Receipts (plus Earned Interest) held by them by providing the Subscription Receipt Agent, within two Business Days of the Termination Date, with the required funds by certified cheque, bank draft or wire transfer. The Subscription Receipt Agent shall only be obliged to make payments under section 6.3(b) to the extent that the Escrowed Cash Proceeds (including Earned Interest) and the amount of any shortfall to be deposited by the Corporation hereunder are sufficient. The Subscription Receipt Agent shall not be responsible for any shortfall; and

(ii)	In accordance with the INJ Escrow Agreement, the Subscription Receipt Agent shall cause to be delivered by the INJ Escrow Agent promptly (subject to the technical capabilities of the Injective Protocol (as defined in the INJ Escrow Agreement)), to each Purchaser who paid the Subscription Amount for its Subscription Receipts in INJ, that number of INJ from the Escrowed INJ Proceeds equal to their pro rata portion of the Escrowed INJ Proceeds plus Staking Rewards.

6.4 Escrowed Funds

In addition to the other rights granted to Purchasers in this Agreement, until the earlier of the Termination Date and the Escrow Release Date, each Purchaser who paid the Subscription Amount for its Subscription Receipts in cash or INJ has a claim against the Escrowed Cash Proceeds held by the Subscription Receipt Agent (in the case of cash) or the Escrowed INJ Proceeds held by the INJ Escrow Agent on behalf of the Subscription Receipt Agent (in the case of INJ) and against the Corporation, in the amount equal to $3.80 or 0.2734 INJ, as applicable, for each Subscription Receipt held by such Purchaser, and $4.16 or 0.30 INJ for each Subscription Receipt held by such Purchaser set forth in Exhibit A-2 to the Purchase Agreement, which claim shall subsist until such time as the Common Shares issuable upon the exchange of such Subscription Receipts are issued or such amount is paid in full. In the event that, prior to the earlier of the Termination Date and the first Business Day following the Escrow Release Date, the Corporation (i) makes a general assignment for the benefit of creditors or any proceeding is instituted by the Corporation seeking relief on behalf thereof as a debtor, or to adjudicate the Corporation a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of the Corporation or the debts of the Corporation under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for the Corporation or any substantial part of the property and assets of the Corporation or the Corporation takes any corporate action to authorize any of the actions set forth above, or (ii) the Corporation shall be declared bankrupt, or a receiver, receiver and manager, trustee, custodian or similar official is appointed for the Corporation or any substantial part of its property and assets or an encumbrancer shall legally take possession of any substantial part of the property or assets of the Corporation or a distress or execution or any similar process is levied or enforced against such property and assets and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, the right of each Purchaser to be issued Common Shares upon the exchange of the Subscription Receipts of such Purchaser will terminate and such Purchaser will be entitled to assert a claim against the Escrowed Cash Proceeds held by the Subscription Receipt Agent (in the case of cash) or the Escrowed INJ Proceeds held by the INJ Escrow Agent on behalf of the Subscription Receipt Agent (in the case of INJ) and against the Corporation for any shortfall, in an amount equal to $3.80 or 0.2734 INJ, as applicable, for each Subscription Receipt held by such Purchaser, and $4.16 or 0.30 INJ for each Subscription Receipt held by such Purchaser set forth in Exhibit A-2 to the Purchase Agreement, plus such Purchaser’s pro rata portion of the Earned Interest, less any withholding tax required to be withheld in respect thereof (in the case of cash).

6.5 [Reserved]

6.6 Representation Regarding Third Party Interests

Each party to this Agreement (in this Section 6.6 referred to as a “representing party”) hereby represents to the Subscription Receipt Agent that any account to be opened by, or interest to be held by, the Subscription Receipt Agent, or at its direction, the INJ Escrow Agent, in connection with this Agreement, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Subscription Receipt Agent a declaration of third party interest in the Subscription Receipt Agent’s prescribed form in accordance with applicable federal or state laws, regulations and guidance, or in such other form as may be satisfactory to it, as to the particulars of such third party.

ARTICLE 7

LIMITATION OF LIABILITY

The obligations hereunder are not personally binding on, nor will recourse hereunder be had to the property of, any past, present or future director, shareholder, officer, employee or agent of the Corporation, but only the property of the Corporation shall be bound in respect hereof.

ARTICLE 8

MEETING OF PURCHASERS

At any time prior to the termination of this Agreement, a meeting of Purchasers may be convened at any time by the Subscription Receipt Agent upon reasonable notice to the Subscription Receipt Agent by the Purchasers of at least 33.3% of the outstanding Subscription Receipts. A quorum will be established by not less than two Subscription Receiptholders present at the meeting in person or by proxy holding in the aggregate not less than 25% of the total number of Subscription Receipts then outstanding. At any such meeting, which may be held virtually, the Purchasers in attendance may, by resolution passed by Purchasers that collectively hold not less than 50.1% of the aggregate Subscription Amount and, for so long as Injective Foundation holds any Subscription Receipts, Injective Foundation, exercise powers with respect to the rights and interests of the Purchasers, including, without limitation, approving amendments to this Agreement, waiving defaults by the Corporation, directing the Subscription Receipt Agent to enforce or refrain from enforcing certain obligations under the agreement, removing the Subscription Receipt Agent, and authorizing any compromise or arrangement affecting the rights of the Purchasers, so long as such resolutions do not constitute a breach of the Purchase Agreement. Any resolution passed at such meeting in accordance with this Article 8 shall be binding on all Purchasers.

ARTICLE 9

SUPPLEMENTAL AGREEMENTS AND SUCCESSOR COMPANIES

9.1 Provision for Supplemental Agreements for Certain Purposes

From time to time the Corporation and the Subscription Receipt Agent may, without the consent of the Purchasers, and subject to the provisions of this Agreement, execute and deliver agreements or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	providing for the issuance of additional Subscription Receipts hereunder and any consequential amendments hereto as may be required by the Subscription Receipt Agent provided the same are not prejudicial to the interests of the Purchasers based on the opinion of Counsel;

(b)	evidencing the succession, or successive successions, of any other person to the Corporation and the assumption by such successor of the covenants of, and obligations of the Corporation under this Agreement;

(c)	adding to the provisions hereof such additional covenants and enforcement provisions as are necessary or advisable, provided that the same are not in the opinion of the Subscription Receipt Agent, relying on the opinion of Counsel, prejudicial to the interests of the Purchasers as a group;

(d)	making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder provided that such provisions are not, in the opinion of the Subscription Receipt Agent, relying on the opinion of Counsel, prejudicial to the interests of the Purchasers as a group;

(e)	adding to or amending the provisions hereof in respect of the transfer of Subscription Receipts, or making provision for the exchange of Subscription Receipts ;

(f)	modifying any of the provisions of this Agreement or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such modification or relief shall be or become operative or effective if, in the opinion of the Subscription Receipt Agent, relying on the opinion of Counsel, such modification or relief impairs any of the rights of the Purchasers, as a group, or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any supplemental agreement which in its opinion may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

(g)	for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that, in the opinion of the Subscription Receipt Agent, relying on the opinion of Counsel, the rights of the Subscription Receipt Agent and the Purchasers as a group are not materially prejudiced thereby.

9.2 Successor Entities

In the case of the amalgamation, arrangement, consolidation, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another person (a “successor entity”), the successor entity resulting from the amalgamation, arrangement, consolidation, merger or transfer (if not the Corporation) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Agreement to be performed by the Corporation and the successor entity shall by supplemental agreement satisfactory in form to the Subscription Receipt Agent (acting reasonably) and executed and delivered to the Subscription Receipt Agent, expressly assume those obligations.

ARTICLE 10

CONCERNING SUBSCRIPTION RECEIPT AGENT

10.1 Applicable Legislation

If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation or Canadian Securities Laws, the mandatory requirement will prevail. The Corporation, the Placement Agent and the Subscription Receipt Agent each will at all times in relation to this Agreement and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation and Canadian Securities Laws.

10.2 Rights and Duties of Subscription Receipt Agent

(a)	Duty of Subscription Receipt Agent: In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent subscription receipt agent would exercise in comparable circumstances. The Subscription Receipt Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be required so to do under the terms hereof; nor shall the Subscription Receipt Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Subscription Receipt Agent and in the absence of any such notice the Subscription Receipt Agent may for all purposes of this Agreement conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained therein. Any such notice shall in no way limit any discretion herein given to the Subscription Receipt Agent to determine whether or not the Subscription Receipt Agent shall take action with respect to any default.

(b)	No Relief From Liability: No provision of this Agreement will be construed to relieve the Subscription Receipt Agent from liability for its own grossly negligent act, wilful misconduct or fraud.

(c)	Actions: The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding in connection herewith, including, without limitation, for the purpose of enforcing any right of the Subscription Receipt Agent or the Purchasers hereunder is on the condition that the Subscription Receipt Agent shall have received a Purchasers’ Request specifying the act, action or proceeding which the Subscription Receipt Agent is requested to take and, when required by notice to the Purchasers by the Subscription Receipt Agent, the Subscription Receipt Agent is furnished by one or more Purchasers with sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(d)	Funding: No provision of this Agreement will require the Subscription Receipt Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified and funded.

(e)	[Reserved]

(f)	Restriction: Every provision of this Agreement that relieves the Subscription Receipt Agent of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation.

(g)	Right Not to Act/ Right to Resign: The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, determine at any time that its acting under this Subscription Receipt Agreement has resulted in its being in non- compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten days’ written notice to the Corporation and the Placement Agent provided (i) that the Subscription Receipt Agent’s written notice shall describe the circumstances of such noncompliance; and (ii) that if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction within such ten-day period, then such resignation shall not be effective. Furthermore, the Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement, which documentation does not require the exercise of any discretion or independent judgment.

10.3 Evidence, Experts and Advisers

(a)	Evidence: In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Corporation will furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation and Canadian Securities Laws or as the Subscription Receipt Agent reasonably requires by written notice to the Corporation.

(b)	Reliance by Subscription Receipt Agent: In the exercise of any right or duty hereunder the Subscription Receipt Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Subscription Receipt Agent pursuant to a provision hereof or of Applicable Legislation or Canadian Securities Laws or pursuant to a request of the Subscription Receipt Agent, if such evidence complies with Applicable Legislation and/or Canadian Securities Laws, as applicable, and the Subscription Receipt Agent examines such evidence and determines that it complies with the applicable requirements of this Agreement.

(c)	Statutory Declaration: Whenever Applicable Legislation and/or Canadian Securities Laws requires that evidence referred to in Section 11.3(a) hereof be in the form of a statutory declaration, the Subscription Receipt Agent may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chief Executive Officer, President, Chief Financial Officer or Secretary of the Corporation or by any other officer(s) or director(s) of the Corporation to whom such authority is delegated by the directors of the Corporation from time to time. In addition, the Subscription Receipt Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, direction, instruction, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(d)	Proof of Execution: Proof of the execution of any document or instrument in writing, including a Purchasers’ Request, by a Purchaser may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Subscription Receipt Agent considers adequate and in respect of a corporate Purchaser, shall include a certificate of incumbency of such Purchaser together with a certified resolution authorizing the Person who signs such instrument to sign such instrument.

(e)	Experts: The Subscription Receipt Agent may employ or retain such counsel, accountants, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its rights and duties hereunder and may pay the reasonable remuneration and disbursements for all services so performed by any of them, and will not be responsible for any misconduct or negligence on the part of any of them. The Corporation shall pay or reimburse the Subscription Receipt Agent for any reasonable fees of such counsel, accountants, appraisers, or other experts or advisors. The Subscription Receipt Agent may act and rely and shall be protected in acting or not acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraisers or other expert or advisor, whether retained or employed by the Corporation or by the Subscription Receipt Agent, in relation to any matter arising in the administration of the duties and obligations hereof.

10.4 Documents, Money, Etc. held by Subscription Receipt Agent

(a)	Safekeeping: Any security, document of title or other instrument that may at any time be held by the Subscription Receipt Agent subject to the provisions of this Agreement hereof may be placed in the deposit vaults of the Subscription Receipt Agent or of any Canadian chartered bank or deposited for safekeeping with any such bank.

(b)	Interest: All interest or other income received by the Subscription Receipt Agent in respect of such deposits and investments (subject to Sections 6.1 and 6.2), will belong to the Corporation.

10.5 Action by Subscription Receipt Agent to Protect Interests

The Subscription Receipt Agent will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Purchasers.

10.6 Subscription Receipt Agent not Required to Give Security

The Subscription Receipt Agent will not be required to give any bond or security in respect of the execution of the duties and obligations and powers of this Agreement.

10.7 Protection of Subscription Receipt Agent

(a)	Protection: By way of supplement to the provisions of any law for the time being relating to subscription receipt agents, it is expressly declared and agreed that:

(i)	the Subscription Receipt Agent will not be liable for or by reason of, or required to substantiate, any statement of fact, representation or recital in this Agreement, but all such statements or recitals are and will be deemed to be made by the Corporation;

(ii)	nothing herein contained will impose on the Subscription Receipt Agent any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(iii)	the Subscription Receipt Agent will not be bound to give notice to any Person of the execution hereof;

(iv)	the Subscription Receipt Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, wilful misconduct or fraud;

(v)	the Subscription Receipt Agent will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Corporation of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of the Corporation;

(vi)	the Subscription Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and in the Subscription Receipts and generally may contract and enter into financial transactions with the Corporation or any related corporation without being liable to account for any profit made thereby;

(vii)	the Subscription Receipt Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof;

(viii)	if the Subscription Receipt Agent delivers any cheque as required hereunder, the Subscription Receipt Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Subscription Receipt Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and, if required by the Subscription Receipt Agent, an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque;

(ix)	the Subscription Receipt Agent will disburse funds in accordance with the provisions hereof only to the extent that funds have been deposited with it. The Subscription Receipt Agent shall not under any circumstances be required to disburse funds in excess of the amounts on deposit (including any interest accrued thereon) with the Subscription Receipt Agent at the time of disbursement; and

(x)	notwithstanding the foregoing or any other provision of this Agreement, any liability of the Subscription Receipt Agent shall be limited, in the aggregate, to the amount of fees paid by the Corporation to the Subscription Receipt Agent under this Agreement, which limitation does not apply to the extent that the Subscription Receipt Agent has acted with gross negligence, wilful misconduct or bad faith. Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Subscription Receipt Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(b)	Indemnity: In addition to and without limiting any protection of the Subscription Receipt Agent hereunder or otherwise by law, the Corporation shall at all times indemnify the Subscription Receipt Agent and its affiliates, their successors and assigns, and each of their directors, officers, employees and agents (the “Indemnified Parties”) and save them harmless from and against all claims, demands, losses, actions, suits, proceedings, liabilities, damages, costs, charges, assessments, judgments and expenses (including reasonable expert consultant and legal or advisor fees and disbursements on a solicitor and client basis and expenses incurred in connection with the enforcement of this indemnity) of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Subscription Receipt Agent in connection with the performance of its duties and obligations hereunder, except to the extent that such claims, demands, losses, actions, suits, liabilities, damages, costs, charges, judgments and expenses are attributable to the gross negligence, wilful misconduct or fraud of the Subscription Receipt Agent, and including any action or liability brought against or incurred by the Indemnified Parties in relation to or arising out of any breach by the Corporation. Notwithstanding any other provision hereof, the Corporation agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. Notwithstanding any other provision hereof, this indemnity shall survive the resignation or removal of the Subscription Receipt Agent and the termination or discharge of this Agreement. No provision of this Agreement shall be construed to relieve the Subscription Receipt Agent form liability for its own gross negligence, wilful misconduct or fraud.

10.8 Replacement of Subscription Receipt Agent

(a)	Resignation: The Subscription Receipt Agent may resign and be discharged from all further duties and liabilities hereunder, except as provided in this section, by giving to the Corporation and the Placement Agent not less than sixty (60) days’ notice in writing or, if a new subscription receipt agent has been appointed, such shorter notice as the Corporation accepts as sufficient provided that such resignation and discharge shall be subject to the appointment of a successor thereto in accordance with the provisions hereof.

(b)	Removal: By written consent, the Corporation and Purchasers holding not less than 50.1% of the then-issued and outstanding Subscription Receipts, including, for as long as Injective Foundation is a Purchaser, Injective Foundation, may at any time remove the Subscription Receipt Agent and appoint a new subscription receipt agent.

(c)	Appointment of New Subscription Receipt Agent: If the Subscription Receipt Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new subscription receipt agent unless a new subscription receipt agent has already been appointed by the Purchasers.

(d)	Failure to Appoint: Failing such appointment by the Corporation, the retiring Subscription Receipt Agent or any Purchaser may apply at the expense of the Corporation to the federal or state courts sitting in the City of New York, Borough of Manhattan, on such notice as such court directs, for the appointment of a new subscription receipt agent.

(e)	New Subscription Receipt Agent: Any new subscription receipt agent appointed under this Section 10.8 must be a corporation authorized to carry on the business of a transfer agent or trust company in the United States and, if required by the Applicable Legislation of any other jurisdiction, in such other jurisdiction. On any such appointment the new subscription receipt agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of Counsel, are necessary or advisable for the purpose of assuring the transfer of such powers, rights, duties and responsibilities to the new subscription receipt agent including, without limitation, an appropriate instrument executed by the new subscription receipt agent accepting such appointment and, at the request of the Corporation, the predecessor Subscription Receipt Agent shall, upon payment of its outstanding remuneration and expenses, execute and deliver to the new subscription receipt agent an appropriate instrument transferring to such new subscription receipt agent all rights and powers of the Subscription Receipt Agent hereunder, and shall duly assign, transfer and deliver to the new subscription receipt agent all securities, property and all records kept by the predecessor Subscription Receipt Agent hereunder or in connection therewith. Any new subscription receipt agent so appointed by the Corporation or a court will be subject to removal as aforesaid by the Purchasers and by the Corporation.

(f)	Notice of New Subscription Receipt Agent: On the appointment of a new subscription receipt agent, the Corporation will promptly give notice thereof to the Purchasers in accordance with Section 11.2(a) hereof.

(g)	Successor Subscription Receipt Agent: A corporation into or with which the Subscription Receipt Agent is merged or consolidated or amalgamated, or a corporation succeeding to the corporate trust business of the Subscription Receipt Agent, will be the successor to the Subscription Receipt Agent hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new subscription receipt agent under Section 10.8(e) hereof.

10.9 Acceptance of Duties and Obligations

The Subscription Receipt Agent hereby accepts the duties and obligations in this Agreement declared and provided for and agrees to perform them on the terms and conditions herein set forth. The Subscription Receipt Agent accepts the duties and responsibilities under this Agreement solely as custodian, bailee and agent. No trust is intended to be or will be created hereby and the Subscription Receipt Agent shall owe no duties hereunder as a trustee.

ARTICLE 11

GENERAL

11.1 Notice to the Corporation and Subscription Receipt Agent

(a)	Corporation: Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation or the Subscription Receipt Agent will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by electronic transmission:

(i)	if to the Corporation:

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road,

North York, Ontario M2H 3R1

Email: shubha@gopineapple.com

Attention: Shubha Dasgupta, CEO

with a copy to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Email: dmocasio@srfc.law

Attention: Darrin M. Ocasio, Esq.

(i)	if to the Subscription Receipt Agent:

Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, Minnesota 55125

Email: clientsus@odysseytrust.com

Attention: Client Services

(ii)	if to the Placement Agent:

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Email: pwiederlight@dboralcapital.com

Attention: Philip Wiederlight, COO

with a copy to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attention: Peter Campitiello, Esq.

Email: pcampitiello@lucbro.com

and any such notice delivered or sent in accordance with the foregoing prior to 5:00 p.m. (New York time) on a Business Day will be deemed to have been received on the date of delivery or electronic transmission or, if mailed, on the second Business Day following the day of the mailing of the notice. The original of any document sent by electronic transmission to the Subscription Receipt Agent shall be subsequently mailed to the Subscription Receipt Agent.

(b)	Change of Address: Any party hereto may from time to time notify each of the other parties hereto in the manner provided in Section 11.1(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of such party for all purposes of this Agreement.

(c)	Postal Interruption: If, by reason by reason of acts of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes, a notice to be given to the Subscription Receipt Agent, the Placement Agent or to the Corporation hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed. Any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer.

11.2 Notice to Purchasers

(a)	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder to Purchasers will be deemed to be validly given if the notice is sent by facsimile, email, or ordinary surface or air mail, postage prepaid, addressed to the Purchasers or delivered (or so mailed to certain Purchasers and so delivered to the other Purchasers) at their respective addresses appearing on any of the registers of Purchasers described in Section 3.1 hereof].

(b)	Date of Notice: A notice so given by facsimile or email to the address set forth on any of the registers of Purchasers described in Section 3.1 hereof shall be deemed to have been given and effective on the earliest of: (a) at the time of transmission, if such notice or communication is given at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is given on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given. A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Purchaser will not invalidate any action or proceeding founded thereon.

11.3 Satisfaction and Discharge of Agreement

Upon the earlier of (i) the issuance of the Common Shares required to be issued in compliance with the provisions hereof and payment of all consideration as provided for in Section 6.3(a) upon satisfaction of the Escrow Release Conditions; and (ii) the payment of all consideration pursuant to Section 6.3(b) upon delivery of a Termination Notice, this Agreement will cease to be of further effect. The Subscription Receipt Agent shall execute proper instruments acknowledging the satisfaction of and discharging of this Agreement upon (a) demand of, and at the cost and expense of the Corporation, (b) delivery to the Subscription Receipt Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, (c) payment to the Subscription Receipt Agent of the fees and other remuneration payable to the Subscription Receipt Agent,.

11.4 Sole Benefit of Parties and Purchasers

Nothing in this Agreement, expressed or implied, will give or be construed to give to any Person other than the parties hereto and the Purchasers, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Purchasers.

11.5 Tax Reporting

(a)	The Corporation agrees that during the term of this Agreement and until the Escrowed Funds are released and distributed, for tax reporting purposes, all interest or other taxable income earned from the Escrowed Funds in any tax year shall be taxable, and the requisite tax reporting forms shall be issued to the Corporation in the taxation year that it was earned, notwithstanding if no such amount has been distributed.

(b)	In the event the Escrowed Funds are released and distributed to the Purchasers pursuant to Section 6.3, the Corporation agrees that for tax reporting purposes, all Earned Interest in that tax year shall be taxable, and the requisite tax reporting forms shall be issued to the Purchasers, as applicable, in that taxation year that it was earned and the Subscription Receipt Agent shall be entitled to withhold or deduct from the Escrowed Cash Proceeds to be released and distributed as applicable, on a pro rata basis to the Purchasers, the amount of any such taxes or other charges payable on the Earned Interest.

11.6 Force Majeure

No Party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 11.6.

11.7 Privacy Consent

The parties acknowledge that the Subscription Receipt Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Agreement and other services that may be requested from time to time;

(b)	to help the Subscription Receipt Agent manage its servicing relationships with such individuals;

(c)	to meet the Subscription Receipt Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Subscription Receipt Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Subscription Receipt Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Subscription Receipt Agent shall make available on its website or upon request, including revisions thereto. The Subscription Receipt Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Subscription Receipt Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

11.8 Counterparts and Formal Date

This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the date of this Agreement. Delivery of counterparts may be effected by electronic transmission thereof.

Remainder of page left intentionally blank.

IN WITNESS WHEREOF the parties hereto have executed this Subscription Receipt Agreement as of the day and year first above written.

PINEAPPLE FINANCIAL INC.

Per:
Name:
Title:

D. BORAL CAPITAL LLC

Per:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

Per:
Name:
Title:

EXHIBIT A

ESCROW RELEASE NOTICE

TO: ODYSSEY TRANSFER AND TRUST COMPANY

Reference is made to the subscription receipt agreement dated September [  ], 2025 (the “Subscription Receipt Agreement”) among Pineapple Financial Inc. (the “Corporation”), D. Boral Capital LLC (the “Placement Agent”) and Odyssey Transfer and Trust Company (the “Subscription Receipt Agent”). Unless otherwise defined herein, words and terms with the initial letter or letters thereof capitalized shall have the meanings given to such words and terms in the Subscription Receipt Agreement.

The Subscription Receipt Agent is hereby notified that the Escrow Release Conditions have been satisfied in full in accordance with the Subscription Receipt Agreement.

Accordingly, the Subscription Receipt Agent is hereby irrevocably directed and authorized to, in accordance with Section 4.1(f) of the Subscription Receipt Agreement, to:

(i)	release, within three Business Days, to the Corporation $600,000 in payment of amounts owed by the Corporation;

(ii)	release, within three Business Days, $1,500,000 to the Corporation for legacy business expenses, working capital to fund the Corporation’s business operations, and for general corporate purposes and other customary or reasonable expenses;

(iii)	release the balance of the Escrowed Cash Proceeds directly to the Asset Managers (such amount inclusive of all Earned Interest), less an amount payable to the Subscription Receipt Agent equal to its reasonable fees for services rendered and disbursements incurred; and

(iv)	deliver to the INJ Escrow Agent the Escrow Release Certification in the form of Exhibit C to the Subscription Receipt Agreement, notifying the INJ Escrow Agent that all Escrow Release Conditions have been satisfies or waived, and instructing the INJ Escrow Agent to (i) deem the title to the Escrowed INJ Proceeds (inclusive of all Staking Rewards) to be transferred to the Company and (ii) to intrust Bitgo to transfer ownership of the Escrowed INJ Proceeds to the Company, in each case in accordance with the directions set out in the INJ Escrow Agreement.

All wire instructions to facilitate the wire releases above are set out in the Schedule “A” attached hereto.

This Escrow Release Notice, which may be signed in counterparts and delivered by electronic transmission, is irrevocable and shall constitute your good and sufficient authority for taking the actions described herein.

[Balance of page intentionally left blank. Signature page follows.]

DATED this          day of          , 2025.

PINEAPPLE FINANCIAL INC.

Per:
Name:
Title:

D. BORAL CAPITAL LLC

Per:
Name:
Title:

Schedule ‘A’

[Wire Instructions]

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EXHIBIT B

[INJ ESCROW AGREEMENT]

INJ ESCROW AGREEMENT

THIS INJ ESCROW AGREEMENT (the “Escrow Agreement”) is entered into and effective as of September 4, 2025 by and between Canary Capital Group LLC, a Delaware limited liability company (“Canary” or the “Escrow Agent”) and Pineapple Financial Inc., a corporation existing under the Canada Business Corporations Act (the “Company”) for the benefit of the purchasers of subscription receipts (“Subscription Receipts”) of the Company pursuant to that certain Securities Purchase Agreement, dated September 1, 2025 (the “SPA”) by and among the Company and the purchasers set forth on the signature pages thereto (each a “Purchaser” and together, the “Purchasers”). In connection with the purchase of the Subscription Receipts, the Company, D. Boral Capital LLC, the placement agent for the transactions contemplated under the SPA (the “Placement Agent”) and Odyssey Transfer and Trust Company (the “Subscription Receipt Agent”) are entering into a Subscription Receipt Agreement dated as of the date hereof (the “SRA”), which will govern the issuance of the Subscription Receipts and exchange of such Subscription Receipts into Shares and Pre-Funded Warrants (as such terms are defined in the SPA) upon the satisfaction or waiver, as applicable and as permitted under the SRA, of certain Escrow Release Conditions (as such term is defined in the SPA).

PRELIMINARY STATEMENTS

A.	The Purchasers and the Company are parties to the SPA, whereby certain Purchasers (as set forth on Schedule 1) shall contribute certain in-kind digital assets in the form of Staked INJ (collectively, the “Escrowed INJ Proceeds”) in exchange for Subscription Receipts of the Company, pursuant to the terms and conditions of the SPA.

B.	In connection with the SPA, Escrow Agent has also been engaged by the Company to serve as an asset manager along with Monarq Asset Management LLC (“Monarq”) for a digital asset treasury strategy involving INJ (Monarq and Canary each an “Asset Manager”, and together, the “Asset Managers”).

C.	The SRA provides that the cash consideration and the Escrowed INJ Proceeds will be placed in escrow until the satisfaction or waiver of the Escrow Release Conditions, as applicable and as permitted under the SRA.

D.	Escrow Agent maintains a custody account with Bitgo Trust Company, Inc. (“Bitgo”) capable of receiving the Escrowed INJ Proceeds, as set forth on Exhibit A (the “Escrow Wallet”). The Escrow Wallet has been whitelisted by the Purchasers to receive the Escrowed INJ Proceeds.

E.	The parties desire to utilize the Escrow Wallet established by the Escrow Agent to serve as the escrow account (the “Escrow Account”) for the purposes of this Escrow Agreement and as the Company’s INJ custody account for the period of time between receipt of the Escrow Release Certification (as defined herein) and the time when the transfer of the Escrow Account to the Company has been effected by Bitgo (this period, the “Stub Period”).

F.	The Company desires to appoint Canary to serve as Escrow Agent of the Escrowed INJ Proceeds until the Escrow Release Conditions are satisfied or waived, as applicable and as permitted under the SRA, at which time, upon receipt of the Escrow Release Certification (as defined herein), title to the Escrowed INJ Proceeds shall be deemed transferred to the Company and management of the Escrowed INJ Proceeds from that point forward, will be governed by the terms of the Asset Management Agreement entered into between the Company and Canary as of September [4], 2025 (the “Canary Asset Management Agreement”) with respect to the Asset Manager Allocation (as defined in the Canary Asset Management Agreement) and the remainder to be governed by the terms of the Asset Management Agreement among the Company and Monarq, dated as of September [4], 2025. Upon the satisfaction of the Escrow Release Conditions, the Escrow Agent shall instruct Bitgo to transfer ownership of the Escrow Account to the Company.

NOW, THEREFORE, in consideration of the premises herein, the parties hereto agree as follows:

1. Terms and Conditions

1.1. Appointment of and Acceptance by Escrow Agent. The Company hereby appoints the Escrow Agent to serve as Escrow Agent of the Escrowed INJ Proceeds for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to perform its duties as provided herein.

1.2. Deposits into Escrow. Pursuant to the terms of the SPA, the Company shall instruct the Purchasers to deliver the Escrowed INJ Proceeds to the Escrow Account at the wallet address as provided by the Escrow Agent.

1.3. Staking of the Escrow Funds. The Company acknowledges that the Escrowed INJ Proceeds shall be committed to the proof of stake validation process (“Stake” or “Staking”) of the Injective blockchain and its underlying code and smart contracts (the “Injective Protocol”). The Company further directs the Escrow Agent to Stake the Escrowed INJ Proceeds. The parties acknowledge and agree that the Escrow Agent is not responsible for the results of the Staking activities of the Escrow Account (including without limitation slashing or other losses) and such Staking activities are subject to Section 1.4(d), 2.2, Section 2.7, and Section 3.

1.4. Disbursements of the Escrowed INJ Proceeds. The Escrowed INJ Proceeds shall be released from escrow by the Escrow Agent in accordance with the following terms:

(a) Satisfaction of Escrow Release Conditions. Upon (i) the satisfaction or waiver of the Escrow Release Conditions, as applicable and as permitted under the SRA; and (ii) receipt of the instructions from the Subscription Receipt Agent in the form attached hereto as Exhibit B (the “Escrow Release Certification”), Escrow Agent shall instruct Bitgo to transfer ownership of the Escrow Account to the Company.

(b) Stub Period. During the Stub Period title to the Escrowed INJ Proceeds will be deemed to be transferred to the Company.

(c) Return of Escrowed INJ Proceeds. In the event that the SPA and the SRA are terminated in accordance with their respective terms, the Escrowed INJ Proceeds shall be returned to the Purchasers pursuant to the terms of the SPA. In such case, upon the receipt of written instructions from the Subscription Receipt Agent, the Escrow Agent shall promptly (subject to the technical capabilities of the Injective Protocol) return the Escrowed INJ Proceeds paid by each such Purchaser to such Purchaser.

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(d) Transfer of Staking Rewards. Upon the receipt of the Escrow Release Certification, the Escrow Agent shall transfer to the respective Purchasers their pro-rata portion of any accrued Staking rewards earned on the Escrowed INJ Proceeds for the period prior to the Escrow Agent’s receipt of the Escrow Release Certification.

(e) Free and Clear of Claims. The Escrowed INJ Proceeds returned to each Purchaser shall be free and clear of any and all claims of the Escrow Agent.

2. Provisions as to the Escrow Agent

2.1. Limited Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any party or any other person under this Escrow Agreement. This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to determine, make inquiry into or consider, any term or provision of any agreement between the Company, any Purchaser and/or any other third party or as to which the escrow relationship created by this Escrow Agreement relates, including without limitation the SPA or any other documents referenced in this Escrow Agreement. Notwithstanding anything in this Escrow Agreement to the contrary, the Escrow Agent acknowledges and agrees that the Subscription Receipt Agreement contemplates certain responsibilities, communications and instructions as between the Subscription Receipt Agent and the Escrow Agent. The Escrow Agent shall carry out its obligations under this Escrow Agreement in a manner that is consistent with the purpose and intent of the Subscription Receipt Agreement. In furtherance thereof, the Escrow Agent covenants to comply with the directions given by the Subscription Receipt Agent and the notices provided by the Subscription Receipt Agent as contemplated by the terms of this Escrow Agreement.

2.2. Limitations on Liability of Escrow Agent.

(a) In performing its duties under this Escrow Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall have no liability except for the Escrow Agent’s breach of this Escrow Agreement and the Escrow Agent’s willful misconduct, bad faith, gross negligence, or noncompliance with applicable law. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action in which such damages are sought; and the Escrow Agent shall be liable only for actual, direct damages that are solely attributable to the Escrow Agent’s willful misconduct, gross negligence, breach of this Escrow Agreement, or noncompliance with applicable law.

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(b) Except in cases of the Escrow Agent’s breach of this Escrow Agreement or the Escrow Agent’s willful misconduct, bad faith, gross negligence, or noncompliance with applicable law, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith provided by the Subscription Receipt Agent with respect to such party’s information and believed by the Escrow Agent to be genuine; (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Escrow Agreement or the Escrow Agent’s duties has been duly authorized to do so; and (iii) in acting or failing to act if such act or failure to act was completed or omitted in good faith in accordance with the terms of this Escrow Agreement on the advice of outside counsel retained by the Escrow Agent.

(c) The Escrow Agent shall have no liability with respect to the transfer or distribution of any digital assets effected by the Escrow Agent pursuant to transfer instructions provided to the Escrow Agent in accordance with the provisions of this Escrow Agreement, except as a result of the Escrow Agent’s willful misconduct, gross negligence, breach of this Escrow Agreement, or noncompliance with applicable law. The Escrow Agent shall be entitled to rely upon all wallet information provided to the Escrow Agent by the applicable authorized representative of the Company or the Subscription Receipt Agent as set forth on Exhibit C. The Escrow Agent shall have no duty to verify or otherwise confirm any written transfer instructions except as set forth in Section 2.3 below, but it may do so in its discretion on any occasion without incurring any liability to any party for failing to do so on any other occasion. The Escrow Agent shall process all transfers based on wallet address information rather than the names of the intended recipient of the digital assets, even if such addresses pertain to a recipient other than the recipient identified in the transfer instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the wallet information. In connection with any payments that the Escrow Agent is instructed to make, the Escrow Agent shall not be liable for the acts or omissions of (i) the Company, the Purchasers, and the Subscription Receipt Agent or other person providing such instructions, including without limitation errors as to the amount, or wallet address; or (ii) any other person or entity, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent. Any transfers of digital assets made by the Escrow Agent pursuant to this Escrow Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary transfer procedures in effect from time to time.

(d) No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or digital assets or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

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2.3. Security Procedure for Digital Asset Transfers. The Escrow Agent shall confirm each digital asset transfer instruction received in the name of a party by telephone call-back or electronic meeting to a person specified on Exhibit C at the telephone number or email specified for such authorized person on Exhibit C. The person confirming the digital asset transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated on Exhibit C. Once delivered to the Escrow Agent, Exhibit C may be revised or rescinded only by a writing signed by an authorized representative of the applicable party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit C or a rescission of an existing Exhibit C is delivered to the Escrow Agent by an entity that is a successor-in-interest to such party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable authorized representative of a party under this Escrow Agreement. The Company understands that the Escrow Agent’s inability to receive or confirm digital asset transfer instructions pursuant to the above security procedure may result in a delay in accomplishing such transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

2.4. No Duty to Notify. The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited therewith unless such notice is explicitly provided for in this Escrow Agreement.

2.5. Other Relationships. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent and its affiliates, and any of their respective directors, officers or employees may become pecuniarily interested in any transaction in which any of the other parties hereto may be interested and may contract and lend money to any such party and otherwise act as fully and freely as though it were not escrow agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent or its affiliates from acting in any other capacity for any such party.

2.6. Disputes. In the event of any disagreement or doubt between the Company and any third party resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, the Escrow Agent may tender into the registry or custody of any court having jurisdiction, all funds, equity and property held under this Escrow Agreement as finally adjudicated by a court of competent jurisdiction, and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent. Upon such tender, the Company agrees that the Escrow Agent shall be discharged from all further duties under this Escrow Agreement, unless the tender was not in compliance with the provisions of this Section 2.6 or was as a result of willful misconduct, gross negligence, breach of this Escrow Agreement, or noncompliance with applicable law.

2.7. Indemnification. The Company agrees to defend, indemnify and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Escrow Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Escrow Agent Losses”) which any such Escrow Indemnified Party may incur and which arise directly or indirectly from this Escrow Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as the Escrow Agent hereunder; provided, however, that no Escrow Indemnified Party shall be entitled to indemnity with respect to Escrow Agent Losses that have been finally adjudicated by a court of competent jurisdiction to have been caused by such Escrow Indemnified Party’s gross negligence, bad faith, willful misconduct, breach of this Escrow Agreement, or noncompliance with applicable law. The Escrow Agent agrees to defend, indemnify and hold harmless the Company and each of its officers, directors, agents and employees (the “Company Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Company Losses”) which any such Company Indemnified Party may incur and which arise directly or indirectly from an Escrow Indemnified Party’s gross negligence, bad faith, willful misconduct, breach of this Escrow Agreement, or noncompliance with applicable law. The provisions of this section shall survive the termination of this Escrow Agreement and any resignation or removal of the Escrow Agent.

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2.8. Resignation; Removal.

(a) The Escrow Agent may resign and be discharged from its duties and obligations at any time under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished; provided, however, that such resignation shall not be effective until a successor escrow agent is appointed in accordance with this Section 2.8 accepts such appointment in accordance with Section 2.8(c) below and the Escrowed INJ Proceeds have been delivered to an account or accounts designated by the successor escrow agent in a manner reasonably acceptable to the successor escrow agent and the Company, or until another disposition of the subject matter has been agreed upon by the parties. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrowed INJ Proceeds as depository and cooperate reasonably in the transfer of the Escrowed INJ Proceeds to a successor escrow agent. The Company shall promptly appoint a successor escrow agent. The Escrow Agent shall refrain from taking any action until it receives a written direction from the Company designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective as specified in the notice of resignation, the Escrow Agent may, upon ten (10) Business Days’ notice to the Company, appoint a successor that is reasonably acceptable to the Company, provided that such successor accepts such appointment and delivery of the Escrowed INJ Proceeds in accordance with this Section 2.8(a) and Section 2.8(c) below and is reasonably acceptable to the Company.

(b) The Company shall have the right to terminate the appointment of the Escrow Agent upon thirty (30) days’ written notice to the Escrow Agent specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrowed INJ Proceeds as depository and cooperate reasonably in the transfer of the Escrowed INJ Proceeds to a successor escrow agent. The Escrow Agent shall refrain from taking any action until it receives a written notice from the Company designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such termination is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds, equity and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement.

(c) The successor escrow agent appointed by the Company shall execute, acknowledge and deliver to the Escrow Agent and the other parties an instrument in writing accepting its appointment hereunder, and thereafter, the Escrow Agent shall deliver all of the then- remaining balance of the Escrowed INJ Proceeds, less any fees and expenses then incurred by and unpaid to the Escrow Agent, to such successor escrow agent in accordance with the written notice of the Company and upon receipt of the Escrowed INJ Proceeds, the successor escrow agent shall be bound by all of the provisions of this Escrow Agreement.

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2.9. Compensation of the Escrow Agent. The parties agree that upon the execution of this Escrow Agreement, the Company will pay the Escrow Agent the amount of custody charges incurred in the Escrow Account at BitGo during the period prior to the transfer of the Escrowed INJ Proceeds pursuant to Section 1.4 and Section 2.3.

3. Tax Matters

3.1. Delivery of IRS Forms. The Escrow Agent shall have the right to request from any party to this Escrow Agreement, or any other person or entity entitled to payment hereunder, a Form W-9 or Form W-8Ben (or, in each case, any successor form), as applicable, and any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Internal Revenue Code of 1986, as amended (the “Code”) and applicable state and local income tax law. To the extent any such forms to be delivered under this Section 3.1 are not provided, following a reasonable request by the Escrow Agent pursuant to this Section 3.1, by the time the related payment is required to be made or are determined by the Escrow Agent to be incomplete and/or inaccurate in any respect, the Escrow Agent shall be entitled to withhold (without liability) a portion of any interest or other income earned on the investment of the Escrowed INJ Proceeds or on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment. The Escrow Agent shall have the sole right to make the determination as to which payments hereunder are “reportable payments” or “withholdable payments” under the Code.

3.2. Tax Obligations of the Company. The Company agrees that, subject to the terms and conditions of this Escrow Agreement, the owner of the digital assets held in the Escrow Account prior to the delivery of the Escrow Release Certification by the Subscription Receipt Agent is the respective Purchasers (including any accrued Staking rewards), and thereafter, the owner of the digital assets held in the Escrow Account is the Company for all tax purposes (including any accrued Staking rewards accrued after the delivery of the Escrow Release Certification) and the Escrow Agent shall report to the Internal Revenue Service (“IRS”), as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Account as the income of the Purchasers or the Company, as the case may be, for purposes of the Code and applicable state and local income tax law. The Escrow Agent is authorized and directed to report all interest and other income earned (including Staking rewards) on the Escrowed INJ Proceeds in accordance with the IRS Form W-9 or W-8BEN (or, in each case, any successor form) provided to the Escrow Agent by the Company or the Purchasers, as the case may be. The Company covenants that it shall report, and cause the affected Purchasers to report, all interest or other income (including Staking rewards), if any, that is earned on the Escrowed INJ Proceeds as income of the Company or such affected Purchasers in the taxable year or years in which such income is properly includable in the gross income of the relevant party and shall pay any and all taxes attributable thereto.

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3.3. Delivery of Form 1099. The Escrow Agent shall timely furnish (if applicable) to the relevant parties, the IRS, and any other taxing authority, an IRS Form 1099 (and any other applicable form) showing the income earned from the Escrow Account for each tax year. Notwithstanding anything to the contrary herein provided, except for the delivery of IRS Form 1099, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return (including, without limitation IRS Forms 1099-B) with respect to any funds or equity held pursuant to this Escrow Agreement or any income earned thereon other than such information reports as the Escrow Agent is required to prepare and file as required by applicable law. The Escrow Agent shall have no responsibility to report any payments from the Escrowed INJ Proceeds other than the interest earned on the Escrowed INJ Proceeds as set forth in this Section 3.

3.4. Tax Indemnities. The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the digital assets held under this Escrow Agreement or any earnings or interest thereon, unless such tax, late payment, interest, penalty or other cost or expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence, bad faith, willful misconduct, breach of this Escrow Agreement, or noncompliance with applicable law of the Escrow Agent. The indemnification provided in this section is in addition to the indemnification provided in Section

2.8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

4. Miscellaneous

4.1. Disbursements. The Escrow Agent shall make no disbursement, investment or other use of the Escrowed INJ Proceeds except as provided by this Escrow Agreement and the duly issued instructions of the Subscription Receipt Agent.

4.2. Accounting. The Escrow Agent shall provide monthly reports of transactions and holdings to the Company as of the end of each month, at the address provided by the Company in Section 4.3 or Schedule 1. The Company undertakes to share these reports with the Purchasers whose Escrowed INJ Proceeds are held in escrow pursuant to the terms of this Escrow Agreement.

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4.3. Notices. Any notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to any individual party, (ii) when delivered by electronic mail to the e-mail address given below, provided that written confirmation of receipt is obtained promptly from the recipient after completion of the electronic mail transmission or (iii) on the first (1st) Business Day after the date of deposit with an overnight courier with a reputable national overnight delivery service for next day delivery, postage paid, or on the third (3rd) Business Day after deposit in the U.S. mail, certified or registered, return receipt requested, postage prepaid, addressed in all cases to the party at her, his or its respective address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received:

If to the Escrow Agent:

Canary Capital Group LLC

Attn: Legal

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

Email: legal@canary.capital

If to the Company:

Pineapple Financial Inc.

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

Attention: Shubha Dasgupta

Email: shubha@gopineapple.com

If to the Subscription Receipt Agent:

Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Email: clientsus@odysseytrust.com

Attention: Client Services

If to a Purchaser:

At the address set forth on Schedule 1

The parties may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party. In all cases, the Escrow Agent shall be entitled to rely on a copy or electronic transmission of any document with the same legal effect as if it were the original of such document.

4.4. Governing Law. This Escrow Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflicts of law. The parties hereto consent to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, and consent to personal jurisdiction of and venue in such courts with respect to any and all matters or disputes arising out of this Escrow Agreement.

4.5. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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4.6. Assignment; Binding Effect. Neither this Escrow Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of each of the other parties hereto. This Escrow Agreement shall inure to and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. Notwithstanding the foregoing, any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow agent business of the Escrow Agent may be transferred, shall be the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, in each case without the execution or filing of any instrument or paper or the performance of any further act (other than due notice to the applicable party).

4.7. Amendment and Waiver. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the parties hereto. No course of conduct shall constitute a waiver of any terms or conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

4.8. Severability. If any provision of this Escrow Agreement shall be held or deemed to be or shall in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

4.9. Further Assurances. If at any time the Company shall reasonably determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Escrow Agreement and the transactions contemplated by this Escrow Agreement, the Company shall execute and deliver any and all such agreements or other documents and do all things reasonably necessary or appropriate to carry out fully the provisions of this Escrow Agreement.

4.10. No Third Party Beneficiaries. Except with respect to the Purchasers, this Escrow Agreement is for the sole benefit of the parties hereto, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (except for the Purchasers) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

4.11. Force Majeure. No party to this Escrow Agreement shall be liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, digital asset network failures or interruptions, interruption or malfunctions of communications or power supplies, labor difficulties, actions of public authorities or other similar causes reasonably beyond its control.

4.12. Termination. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent in accordance with the terms of this Escrow Agreement of all funds, equity and property held under this Escrow Agreement.

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4.13. Titles and Headings. All titles and headings in this Escrow Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

4.14. Counterparts; Facsimile Execution. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Escrow Agreement and agreements, certificates, instruments and documents entered into in connection herewith by facsimile or other electronic transmission (including Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Escrow Agreement or such agreements, certificates, instruments and documents.

4.15. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the Company in connection with the subject matter of this Escrow Agreement.

4.16. Compliance with Laws. The Company hereby represents that (i) it is not a person that is the target of any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“Sanctioned Person”); (ii) it is not directly or indirectly controlled by, or acting hereunder for or on behalf of, any Sanctioned Person; and (iii) none of the funds used to make any payments contemplated under this Agreement are derived from any illegal activity. The Escrow Agent hereby represents and agrees that it will perform its obligations and all activities under this Escrow Agreement in compliance with applicable law. Without limiting the generality of the previous sentence, the Escrow Agent represents and agrees that it is not registered, and is not required to register, as a broker-dealer under federal or state law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

ESCROW AGENT:

Canary Capital Group LLC

By:
Name:
Title:

THE COMPANY:

Pineapple Financial Inc.

By:
Name:
Title:

Signature Page to Escrow Agreement

SCHEDULE 1

Purchasers

Name	Address	Email	Wallet Address	List of Authorized Representatives

EXHIBIT A

Escrow Wallet

Wallet Instructions:

inj1grg4uhz47a9sh0ak7kz9zq5fkrv8v4w3grre0k

Exhibit A
Escrow Wallet

EXHIBIT B

Escrow Release Certification

[INSERT DATE]

In connection with that certain Securities Purchase Agreement, dated as of September 1, 2025 by and among the Company and the purchasers set forth on the signature pages thereto (the “SPA”), and pursuant to that certain Escrow Agreement dated as of September [4], 2025 by and between Canary Capital Group LLC, a Delaware limited liability company (the “Escrow Agent”) and Pineapple Financial Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), Odyssey Transfer and Trust Company, acting as the subscription receipt agent (the “Subscription Receipt Agent”) under the subscription receipt agreement between the Company, D. Boral Capital LL and Odyssey Transfer and Trust Company (the “SRA”) hereby (i) notifies the Escrow Agent that all Escrow Release Conditions of the SPA have been satisfied or waived, as applicable and as permitted under the SRA; (ii) instructs the Escrow Agent to deem the title to the Escrowed INJ Proceeds to be transferred to the Company; and (iii) instructs the Escrow Agent to instruct Bitgo to transfer ownership of the escrow Account to the Company.

IN WITNESS WHEREOF, I have caused this Escrow Release Certification to be executed as of the date first above written.

ODYSSEY TRANSFER AND TRUST COMPANY

By:
Name:
Title:

Exhibit B
Escrow Release Certification

EXHIBIT C

Certificate of Incumbency

(List of Authorized Representatives)

Pineapple Financial Inc.

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity and is authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the above referenced entity, and that the title, signature and contact number appearing beside each name is true and correct.

Name:
Title:
Signature:
Email:
Phone:

Name:
Title:
Signature:
Email:
Phone:

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

Date:
Signature:
Name:
Title:

Exhibit C
Certificate of Incumbency

EXHIBIT C

Escrow Release Certification

[  ], 2025

In connection with that certain Securities Purchase Agreement, dated as of September 2, 2025 by and among the Company and the purchasers set forth on the signature pages thereto (the “SPA”), and pursuant to that certain Escrow Agreement dated as of September [4], 2025 by and between Canary Capital Group LLC, a Delaware limited liability company (the “Escrow Agent”) and Pineapple Financial Inc., a corporation existing under the Canada Business Corporations Act (the “Company”), Odyssey Transfer and Trust Company, acting as the subscription receipt agent (the “Subscription Receipt Agent”) under the subscription receipt agreement between the Company, D. Boral Capital LL and Odyssey Transfer and Trust Company (the “SRA”) hereby (i) notifies the Escrow Agent that all Escrow Release Conditions of the SPA have been satisfied or waived, as applicable and as permitted under the SRA (ii) instructs the Escrow Agent to deem the title to the Escrowed INJ Proceeds to be transferred to the Company; and (iii) instructs the Escrow Agent to instruct Bitgo to transfer ownership of the escrow Account to the Company.

IN WITNESS WHEREOF, I have caused this Escrow Release Certification to be executed a s of the date first above written.

ODYSSEY TRANSFER AND TRUST COMPANY

By:
Name:
Title: